Report of Independent Registered
Public Accounting Firm


To the Board of Directors and Shareholders of Municipal Advantage Fund Inc


In planning and performing our audit of the financial statements Municipal Advantage Fund Inc the Company as of and for the year ended
October 31 2005 in accordance with the standards of the Public Company Accounting Oversight Board
United States we considered the Companys internal control over financial reporting including control activities for safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR but not for the purpose of expressing an opinion on the effectiveness of the Companys internal control over financial reporting Accordingly we express no such opinion

The management of the Company is responsible
 for establishing and maintaining effective internal control over financial reporting In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles Such internal control over financial reporting includes policies and
 procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a companys assets that could have a material effect on the financial statements

Because of its inherent limitations internal
 control over financial reporting may not prevent or detect misstatements Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate

A control deficiency exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis A significant deficiency is a control deficiency or combination of control deficiencies that adversely affects the companys ability to initiate authorize record process or report external financial data reliably in accordance with generally accepted accounting
 principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim




financial statements that is more than
 inconsequential will not be prevented or detected A material weakness is a control deficiency or combination of control deficiencies that results in more than a remote likelihood that a material misstatement of the annual or
 interim financial statements will not be prevented or detected

Our consideration of the Companys internal
 control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company
Accounting Oversight Board United States However
 we noted no deficiencies in the Companys internal control over financial reporting and its operation including controls for safeguarding securities that we consider to be material weaknesses as defined above as of October 31 2005

This report is intended solely for the information and use of management and the Board of Directors of Municipal Advantage Fund Inc and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties





PricewaterhouseCoopers LLP
December 15 2005

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